Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of National Fuel Gas Company of our report dated November 16, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in National Fuel Gas Company’s Annual Report on Form 10-K for the year ended September 30, 2018.

/s/ PricewaterhouseCoopers LLP

Buffalo, New York

March 20, 2019